ONEOK Merger Considerations June 2023 NYSE: MMP | magellanlp.com Exhibit 99.1

Cautionary statements CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS: This presentation includes “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities and Exchange Act of 1934, as amended. All statements, other than statements of historical fact, included in this presentation that address activities, events or developments that ONEOK, Inc. (“ONEOK” or “OKE”) or Magellan Midstream Partners, L.P. (“Magellan” or “MMP”) expects, believes or anticipates will or may occur in the future are forward-looking statements. Words such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “potential,” “create,” “intend,” “could,” “would,” “may,” “plan,” “will,” “guidance,” “look,” “goal,” “future,” “build,” “focus,” “continue,” “strive,” “allow” or the negative of such terms or other variations thereof and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements include, but are not limited to, statements regarding the proposed transaction between ONEOK and Magellan (the “proposed transaction”), the expected closing of the proposed transaction and the timing thereof and as adjusted descriptions of the post-transaction company and its operations, strategies and plans, integration, debt levels and leverage ratio, capital expenditures, cash flows and anticipated uses thereof, synergies, opportunities and anticipated future performance, including maintaining current ONEOK management, enhancements to investment-grade credit profile, an expected accretion to earnings and free cash flow, dividend payments and potential repurchases, increase in value of tax attributes and expected impact on EBITDA. Information adjusted for the proposed transaction should not be considered a forecast of future results. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this presentation. These include the risk that ONEOK’s and Magellan’s businesses will not be integrated successfully; the risk that cost savings, synergies and growth from the proposed transaction may not be fully realized or may take longer to realize than expected; the risk that the credit ratings of the combined company or its subsidiaries may be different from what the companies expect; the possibility that shareholders of ONEOK may not approve the issuance of new shares of ONEOK common stock in the proposed transaction or that shareholders of ONEOK or unitholders of Magellan may not approve the proposed transaction; the risk that a condition to closing of the proposed transaction may not be satisfied, that either party may terminate the merger agreement relating to the proposed transaction or that the closing of the proposed transaction might be delayed or not occur at all; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the proposed transaction; the risk that the parties do not receive regulatory approval of the proposed transaction; the occurrence of any other event, change, or other circumstances that could give rise to the termination of the merger agreement relating to the proposed transaction; the risk that ONEOK may not be able to secure the debt financing necessary to fund the cash consideration required for the proposed transaction; the risk that changes in ONEOK’s capital structure and governance could have adverse effects on the market value of its securities; the ability of ONEOK and Magellan to retain customers and retain and hire key personnel and maintain relationships with their suppliers and customers and on ONEOK’s and Magellan’s operating results and business generally; the risk the proposed transaction could distract management from ongoing business operations or cause ONEOK and/or Magellan to incur substantial costs; the risk of any litigation relating to the proposed transaction; the risk that ONEOK may be unable to reduce expenses or access financing or liquidity; the impact of the COVID-19 pandemic, any related economic downturn and any related substantial decline in commodity prices; the risk of changes in governmental regulations or enforcement practices, especially with respect to environmental, health and safety matters; and other important factors that could cause actual results to differ materially from those projected. All such factors are difficult to predict and are beyond ONEOK’s or Magellan’s control, including those detailed in ONEOK’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that are available on ONEOK’s website at www.oneok.com and on the website of the Securities and Exchange Commission (the “SEC”) at www.sec.gov, and those detailed in Magellan’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that are available on Magellan’s website at www.magellanlp.com and on the website of the SEC. All forward-looking statements are based on assumptions that ONEOK and Magellan believe to be reasonable but that may not prove to be accurate. Any forward-looking statement speaks only as of the date on which such statement is made, and neither ONEOK nor Magellan undertakes any obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. NON-GAAP FINANCIAL MEASURES: This presentation contains references to certain non-GAAP financial measures. The non-GAAP financial measures presented may not provide information that is directly comparable to that provided by other companies, as other companies may calculate such financial results differently. ONEOK’s or Magellan’s non-GAAP financial measures are not measurements of financial performance under GAAP and should not be considered as alternatives to amounts presented in accordance with GAAP. ONEOK or Magellan views these non-GAAP financial measures as supplemental and they are not intended to be a substitute for, or superior to, the information provided by GAAP financial results.

Cautionary statements (cont’d) NO OFFER OR SOLICITATION: This presentation is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. IMPORTANT ADDITIONAL INFORMATION REGARDING THE MERGER WILL BE FILED WITH THE SEC AND WHERE TO FIND IT: In connection with the proposed transaction between ONEOK and Magellan, ONEOK intends to file with the SEC a registration statement on Form S-4 (the “Registration Statement”) to register the shares of ONEOK’s common stock to be issued in connection with the proposed transaction. The Registration Statement will include a document that serves as a prospectus of ONEOK and joint proxy statement of ONEOK and Magellan (the “joint proxy statement/prospectus”), and each party will file other documents regarding the proposed transaction with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT, THE JOINT PROXY STATEMENT/PROSPECTUS, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND OTHER RELEVANT DOCUMENTS FILED BY ONEOK AND MAGELLAN WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ONEOK AND MAGELLAN, THE PROPOSED TRANSACTION, THE RISKS RELATED THERETO AND RELATED MATTERS. After the Registration Statement has been declared effective, a definitive joint proxy statement/prospectus will be mailed to shareholders of ONEOK and unitholders of Magellan. Investors will be able to obtain free copies of the Registration Statement and the joint proxy statement/prospectus, as each may be amended from time to time, and other relevant documents filed by ONEOK and Magellan with the SEC (when they become available) through the website maintained by the SEC at www.sec.gov. Copies of documents filed with the SEC by ONEOK, including the joint proxy statement/prospectus (when available), will be available free of charge from ONEOK’s website at www.ONEOK.com under the “Investors” tab. Copies of documents filed with the SEC by Magellan, including the joint proxy statement/prospectus (when available), will be available free of charge from Magellan’s website at www.magellanlp.com under the “Investors” tab. PARTICIPANTS IN THE SOLICITATION: ONEOK and certain of its directors, executive officers and other members of management and employees, Magellan, and certain of the directors, executive officers and other members of management and employees of Magellan GP, LLC, which manages the business and affairs of Magellan, may be deemed to be participants in the solicitation of proxies from ONEOK’s shareholders and the solicitation of proxies from Magellan’s unitholders, in each case with respect to the proposed transaction. Information about ONEOK’s directors and executive officers is available in ONEOK’s Annual Report on Form 10-K for the 2022 fiscal year filed with the SEC on February 28, 2023 and its definitive proxy statement for the 2023 annual meeting of stockholders filed with the SEC on April 5, 2023, and in the joint proxy statement/prospectus (when available). Information about Magellan’s directors and executive officers is available in its Annual Report on Form 10-K for the 2022 fiscal year and its definitive proxy statement for the 2023 annual meeting of unitholders, each filed with the SEC on February 21, 2023, and the joint proxy statement/prospectus (when available). Other information regarding the participants in the solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Registration Statement, the joint proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the proposed transaction when they become available. Shareholders of ONEOK, unitholders of Magellan, potential investors and other readers should read the joint proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. NO ADVICE: This presentation has been prepared for informational purposes only and is not intended to provide, and should not be relied on for, tax, legal or accounting advice. Magellan unitholders should consult their own tax and other advisors before making any decisions regarding the proposed transaction.

Rationale for Recommending Merger

Key points

MAGELLAN MIDSTREAM PARTNERS, L.P.

ONEOK to acquire MMP
in a stock-and-cash transaction: **0.667 shares of OKE + $25.00 cash**

- Represents **$67.50 per MMP unit and a 22% premium** at announcement[1]

Captures a full value today for MMP unitholders that will be difficult to achieve otherwise

- Premium reflects a robust outlook for MMP's business not appreciated by the market

Results in ~23% ownership in a premier energy infrastructure business with greater growth potential, asset diversity and scale as well as $200-$400mm+ of annual synergies expected

Cash portion of consideration provides immediate proceeds at a fixed value (37% of total)[1]

Attractive timing from a tax perspective as long-tenured unitholders are approaching a sharp increase in annual taxes owed

- Transaction does not create new taxes except those resulting from the premium
- Annual taxes estimated to increase by >100% for long-tenured holders to ~60% of distributions within a few years (see slides 12-13)

See also the **Magellan-ONEOK Merger FAQ for Magellan Unitholders** for additional information, available on the investor relations section of our website at www.magellanlp.com/investors/webcasts.aspx

[1] Based on May 12, 2023 closing prices (the trading day prior to announcement of the transaction).

5

Support the merger: opportunity to capture Magellan's full value

We believe the value created for MMP unitholders by ownership in the combined entity together with the cash consideration exceeds the expected value that MMP unitholders could likely capture through ownership in MMP standalone, *including after taking taxes into consideration*[1]

	OKE Reference Price[1]						
	ANNOUNCE-MENT	OKE CURRENT (6/16/23)	MEDIAN PRICE TARGET	YTD AVERAGE	30-DAY VWAP	52-WEEK LOW	52-WEEK HIGH
OKE Share Price	$63.72	$60.95	$73.00	$66.08	$64.88	$50.58	$70.93
Implied Offer Value to Magellan Unitholders	**$67.50**	**$65.65**	**$73.69**	**$69.08**	**$68.27**	**$58.74**	**$72.31**
MMP Reference Price (as of 5/12/23)	$55.41	$55.41	$59.00	$53.68	$55.19	$45.69	$56.60
Implied Premium to Magellan Unitholders	**22%**	**18%**	**25%**	**29%**	**24%**	**29%**	**28%**

MAGELLAN MIDSTREAM PARTNERS, L.P.

[1] Except as noted, market data is as of 5/12/2023 (the last trading date prior to announcement). We recognize that the prices of both MMP and OKE will continue to fluctuate prior to the closing of the merger, which we believe is normal following the announcement of transactions such as this one. However, for purposes of the calculations contained herein, we are utilizing the $63.72 value at the time of announcement for OKE shares (except as noted), which we believe is well within the range of OKE's fair value and recent trading levels prior to announcement, and assuming that the current merger arbitrage dynamic is closed as the transaction approaches closing (and so that MMP's value per unit at closing is $67.50). We further believe OKE shares will become more valuable as a result of the pending transaction.

6

Enhances organic growth while mitigating standalone risks Strategic Advantages of Combined Entity Risks of Proceeding Standalone Significantly greater growth potential S&P 500 index inclusion, providing improved shareholder liquidity Platform for greater capital deployment at attractive returns Enhanced resilience and better positioning to adapt to evolving energy industry Significant opportunity for operational and commercial synergies Large-scale diversification which has proven challenging standalone Ongoing return of capital through substantial dividends and potential repurchases Strong balance sheet and financial flexibility, retaining investment grade credit Core refined products business is mature with reduced growth opportunities relative to history Risks of energy transition impacting petroleum product demand over time more than we expect Managing re-contracting / pricing risks around excess crude oil infrastructure capacity Challenges identifying significant organic growth opportunities at acceptable risk adjusted returns Competitive M&A / auction environment for acquisition opportunities Large-scale growth / M&A requires issuing equity that has been consistently undervalued Sector-leading capital discipline adds value but also lowers unitholder allocable depreciation and thereby increases unitholder taxes Share repurchases increase value per unit but also lead to higher income per unit thereby raising unitholder taxes

Tax Considerations

Tax considerations for Magellan unitholders The proposed transaction is a taxable event for MMP unitholders Unitholders’ taxable gain will be calculated based on the value of both the equity and cash received However, other than establishing the timing of the taxable event and delivering a premium to market that we believe captures MMP’s intrinsic (fair) value, the transaction is not altering unitholders’ existing tax liability1 The return on MMP’s units – like that of all MLPs – is tax-deferred, not tax free1 The question is generally when, not if, taxes are paid Generally, unitholders owe taxes both: 1) during the period they own units, based on the income (not the distributions) they are allocated from the partnership and 2) when they sell their units The after-tax cash flow to unitholders can be described as: 1) the cash distributions received each year less the cash taxes owed on allocated income, plus 2) the proceeds upon sale of their units less the cash taxes owed on such sale Unitholders may minimize existing tax liability through the basis step-up available on transfer of units to heirs upon death However, the further out in time this event occurs, the lower its present value, as in the meantime the unitholder will owe taxes each year on their share of allocated income Based on historical trading patterns, we believe about 60% of MMP units turn over every 3-5 years – so most unitholders are not holding their units indefinitely We do not believe the majority of MMP unitholders expect us to manage the company as if all unitholders would hold their units indefinitely 1 While unitholders who plan to transfer units to heirs may minimize tax liability on a future sale, they will still incur taxes on any income allocated to them while holding units. When evaluating the after-tax merits of the transaction, any complete analysis must compare the after-tax consequences of the transaction with the present value of the after-tax consequences of the status quo alternative

Tax situation of Magellan unitholders varies by trade group MMP units belong to “trade groups” that share the month when, and the price at which, they were purchased Unitholders are allocated depreciation each year based primarily on a combination of the price at which their units were purchased (i.e., how much depreciable basis they started with), and when they were purchased (i.e., how much depreciation has already been allocated to them) The more depreciation that is allocated to each unitholder, the lower that unitholder’s taxable income each year A unitholder’s basis in an MMP unit generally goes up (down) with the share of income (loss) allocated to that unit, and down by the distributions paid to that unit By lowering a unitholder’s taxable income, then, depreciation lowers the unitholder’s basis in that unit, thereby increasing the unitholder’s realized gain on eventual sale of that unit 1 This unique tax situation is before accounting for additional characteristics (tax status, tax bracket, etc.) unique to unitholders within each trade group. As a result, each trade group has a unique tax situation1, both each year (in terms of their share of MMP’s annual taxable income) and upon any potential sale of units Most MMP units have been owned for a relatively short amount of time MMP management endeavors to make decisions in the best interest of unitholders taken as a whole, given the varied tax positions across our unitholder base In practice, this means focusing on the fundamental value of the company, vs. the return to any particular trade group

Tax impact of the pending merger

- Unitholders generally have an existing deferred tax liability due to the accumulated impact on their tax basis of the historical income/depreciation allocations and distributions, as discussed on the prior slide
  - This deferred tax liability will be recognized whenever a unit is sold, and generally will grow over time

	Sale at $55.41 (5/12 closing price)			Sale at close of merger, $67.50			Increase in net proceeds
	Approx. taxes owed [1]		Wtd Avg.	Approx. taxes owed [1]		Wtd Avg.	
Holding period	Range	Wtd Avg	Net Proceeds	Range	Wtd Avg	Net Proceeds	
< 5 years	$2.50-$11	$ 6.18	$49.23	$5.75-$14.50	$ 9.81	$57.69	$8.46
Between 5-10 years	$1.50-$17.75	$ 6.89	$48.52	$6-$22	$ 11.50	$56.00	$7.48
> 10 years	$19-$21	$ 20.50	$34.91	$22-$24.50	$ 23.99	$43.51	$8.60
Average, all periods	$1.50-$21	$ 9.69	$45.72	$5.75-$24.50	$ 13.40	$54.10	$8.38

- Aside from timing considerations, the transaction does not affect the amount of that deferred tax liability
- The transaction premium increases a unitholder's overall tax liability to reflect a higher gain than a unitholder would have incurred absent the transaction (as would be the case with any premium)

- Comparing the after-tax proceeds of the transaction with the pre-tax trading price of an MMP unit ignores the unavoidable fact that a unitholder could monetize any trading price only by selling that unit and realizing its existing deferred tax liability
  - Comparing the premium received to taxes owed is similarly misguided, and for similar reasons [2]

- A more meaningful and more valid comparison is with the after-tax proceeds a unitholder could have received absent the pending transaction (see table above)
  - The pre-deal "net proceeds" (highlighted column in table above) reflects the net value of a unitholder's investment, after accounting for deferred tax liabilities [3]
- The primary tax impact of the transaction (other than the premium) is simply when deferred tax liabilities are realized

1 Assumes 06/30/2023 close, maximum federal tax rate, 20% (199A) deduction on partnership income, 5% state rate, ACA tax of 3.8% and $67.50 value at closing.
2 Further, the idea of comparing the total taxes owed by MMP unitholders on the transaction (~$2.7bn) to the present value of the tax savings that OKE estimates it will receive from the transaction (~$1.5bn) is equally unsound. That logic assumes all MMP unitholders would die essentially immediately and thereby avoid all of the deferred tax liability they have incurred. Excluding this transaction, most of that ~$2.7bn (except ~$0.7bn generated by the premium offered) would have been realized eventually in any event, along with additional taxes on future income.
3 The "Gain/Loss Calculator" available at https://www.taxpackagesupport.com/MMP can be used to determine a preliminary estimate of the potential gain as of 12/31/22 (including the allocation between ordinary income and capital gains) on the sale of your units; however, this tool will not show the increasing estimated taxes you would owe over time from continuing to hold your MMP units, as described on the next page.

MAGELLAN MIDSTREAM PARTNERS, L.P.

11

Tax impact of ongoing ownership of Magellan units (status quo)

- MMP unitholders may hope to avoid realizing their deferred tax liability by not selling their units – but they will continue to owe taxes each year on their allocated share of MMP's income (not distributions)
- Units that have enjoyed many years of tax deferral from depreciation deductions already have a low remaining tax basis
- This low remaining tax basis provides little remaining opportunity for depreciation to "shield" their share of MMP's income, resulting in significant and growing ongoing taxes owed each year and as a result lower after-tax income

Earlier trade groups have little tax basis remaining to depreciate, which means the income allocated to them, and the taxes they owe each year, are already significant (~30% of 2023's ~$4.20 distribution)

Based on MMP's current rate of distribution growth, taxes owed for units in earliest trade group are estimated to equate to nearly 60% of the distribution within 3 years

Unitholders from "middle-aged" trade groups, who currently still have moderate tax basis and "shield" remaining, will soon experience taxes similar to those incurred by the earliest trade groups, as their depreciable basis dwindles

Trade group	2023E				2026E				2029E			
	Distrib. Rec'd[1]	Projected income[1]	Est. tax[1]	Net cash flow	Distrib. Rec'd[1]	Projected income[1]	Est. tax[1]	Net cash flow	Distrib. Rec'd[1]	Projected income[1]	Est. tax[1]	Net cash flow
February '01	$ 4.20	$ 3.29	$ 1.26	$ 2.94	$ 4.33	$ 5.28	$ 2.56	$ 1.77	$ 4.46	$ 5.21	$ 2.52	$ 1.94
February '11	$ 4.20	$ 2.13	$ 0.82	$ 3.38	$ 4.33	$ 5.25	$ 2.54	$ 1.79	$ 4.46	$ 5.20	$ 2.52	$ 1.94
February '21	$ 4.20	$ (1.07)	NA	$ 4.20	$ 4.33	$ 1.97	$ -	$ 4.33	$ 4.46	$ 2.60	$ 1.26	$ 3.20

Unitholders of more recent vintage still have significant tax basis to shield their income, resulting in no current tax liability and suspended losses that can later be used to offset income; they currently also have lower taxes upon a sale. Their situation will change over time, however, ultimately following a similar pattern to earlier trade groups

[1] Projections assume 1%/year distribution growth, 5% state income tax, ACA tax of 3.8%, maximum federal income tax rate and current law (including 20% 199A deduction on partnership income until expiration at end of 2025 and increase of personal rate to 39.6% in 2026). Share of projected income calculated based on current units outstanding (i.e. excludes additional repurchases, which would further increase income allocated per unit). Projected income figures illustrative only and do not represent guidance, and are net of unitholder's specific allocated depreciation.

MAGELLAN MIDSTREAM PARTNERS, L.P.
12

Tax impact: comparing pending transaction vs. status quo The impact of the taxes unitholders will owe as a result of the income allocated to them each year is significant relative to the overall value of owning MMP units (potentially as significant as the taxes owed upon a sale of units) This amount must be considered when comparing the value of holding units against alternative scenarios 1 Any such analysis involves significant uncertainties regarding future business performance, appropriate discount rates and methodologies. “Upside” cases could of course be used to arrive at conclusions favoring holding, while “downside” cases could result in conclusions more strongly favoring selling; similar dynamics could result from using different discount rates. Our analysis used assumptions consistent with the ongoing evaluation of MMP’s intrinsic (fair) value that we use to inform our buyback decisions. As part of our evaluation of the merits of the pending transaction, we estimated the after-tax cash flows across a range of trade groups, and compared the present value to those groups of continuing to hold MMP units with the after-tax value of the pending transaction Our analysis assumed an extended holding period1, and did not attempt to incorporate the possibility of step-up upon inheritance The long-dated nature of the analysis minimized the impact of the trade off between sale/inheritance In any case, as already noted, trading patterns suggest most unitholders do not hold their units until death Even those unitholders who are planning on such a basis step-up should consider whether the after-tax cash flows from ownership up until the time of that basis step-up will not more than offset the tax avoidance value of the step-up Only unitholders who expect to enjoy such a basis step-up relatively soon can be confident of a net positive result The longer the period of time until this date also carries many other uncertainties We estimated that the after-tax value of the transaction across trade groups was generally superior to that of continuing to hold MMP units1 The present values in both scenarios were inversely related to how long the units have been owned Units that have been held for longer periods of time generally had higher taxes due on the merger but also hold a higher present value of the ongoing tax burden from ownership Units that have been held for less time generally had lower taxes due on the merger but also hold a lower present value of the ongoing tax burden from ownership

Tax impact: pending transaction vs. other alternatives Unitholders who want to continue deferring their tax liability on MMP units for longer should consider whether it is likely that their after-tax proceeds at a future date will be higher As already noted, their deferred tax liability is generally expected to grow, not decrease, with time (unless they already have a low remaining depreciable basis, which means their current income and taxes are already high) In the meantime, unitholders will continue to owe taxes each year on their share of MMP’s income Given management’s view that MMP has been consistently undervalued in the public equity market compared to its intrinsic (fair) value, and that management believes that the transaction captures MMP’s fair long-term value, a unitholder hoping to capture greater value by selling at a future date will have to also hope that MMP’s equity will be re-rated by the market for some reason One cannot assume that a premium comparable to that currently offered will be available at a future date Vs. conversion to a corporation MMP could convert to a c-corp, thereby allowing unitholders who subsequently sold their stock to incur gains that would be characterized entirely as capital, as opposed to partly ordinary income and partly capital Capital gains currently have a federal rate of 20.0%, while the current maximum personal rate on partnership income is approximately 29.6% (max. federal personal rate of 37% times 80%, to reflect 20% deduction for partnership income), resulting in a lower all-in tax rate from selling a c-corp vs. a partnership interest However, such an approach to achieve a lower effective tax rate upon sale would forego at least a portion of the premium offered in the merger Similarly, as part of our evaluation of the proposal, we considered tax-deferred merger structures, and determined that they were likely to result in a decrease in net proceeds to MMP unitholders as a whole MMP could convert to a c-corp and unitholders could continue to hold their stock, thereby continuing to defer their deferred gain on sale and avoiding taxes on their share of MMP’s income That option results in MMP incurring significant taxes at the corporate level (would soon be a full-tax payer with diminishing depreciation shield), and unitholders paying taxes on the dividends they receive It is difficult to predict the impact on MMP’s valuation from such an approach; it could be a good option in the absence of the pending transaction, depending on, among other things, changes in tax policy Management believes this option involves more risk and uncertainty than the pending transaction Vs. continuing to own MMP for now and selling later

Key conclusion  If an MMP unitholder plans to sell their units in the future, they will face a similar tax outcome at that time, but this future price is naturally uncertain and cannot be assumed to reflect a premium comparable to that offered in the pending merger MMP unitholders who plan to hold their units for many years to come would face growing tax liability, regardless of the proposed transaction The present value of these future taxes should be compared with the taxes unitholders would incur as a result of the proposed transaction MMP unitholders who continue to own stock in the new combined company are expected to benefit from significantly improved diversification and scale, higher growth, increased resilience and synergies, while continuing to enjoy strong free cash flow generation and a healthy dividend While any evaluation of the transaction must rely on estimates about future performance and developments that are uncertain, our recommendation of the transaction reflects our belief that the value created by this transaction for MMP unitholders is superior to the value of the standalone alternative, including on an after-tax basis  The Pending Transaction Maximizes Value and is in all Unitholders’ Best Interests